UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 27, 2026
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, P.O. Box 240 Gallipolis, Ohio	45631 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, without par value	OVBC	The NASDAQ Stock Market LLC

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended September 30, 2026, of $3,295,000, an increase of $265,000, or 8.7%, from the same period the prior year. Earnings per share for the third quarter of 2026 were $.70 compared to $.64 for the prior year third quarter. For the nine months ended September 30, 2026, net income totaled $10,519,000, a decrease of $1,127,000, or 9.7%, from the same period the prior year. Earnings per share were $2.23 for the first nine months of 2026 versus $2.47 for the first nine months of 2025. Return on average assets and return on average equity were .85% and 8.14%, respectively, for the first nine months of 2026, compared to 1.03% and 9.95%, respectively, for the same period in the prior year.

Ohio Valley Banc Corp. CEO, Larry Miller said, “Although our year-to-date performance has not met our expectations, the primary driver has been losses tied to a limited number of commercial credits. We remain encouraged by the strength of our core business, including continued loan growth and stable margins. As funding costs remain elevated, we are focused on disciplined execution and are confident in our ability to work through these challenges and create long-term value for our shareholders.”

        For the three months ended September 30, 2026, net interest income increased $1,271,000, and for the nine months ended September 30, 2026, net interest income increased $3,882,000 from the same respective periods last year. These increases were related to the increase in average earning assets. For the three and nine months ended September 30, 2026, average earning assets increased $131 million and $143 million from the same periods last year, respectively, which was primarily related to growth in average loan balances. For the nine months ended September 30, 2026, average loans increased $140 million from the same period last year, which occurred mostly within the targeted commercial lending segments. The growth in average earning assets was funded primarily from promotional offerings for certificates of deposit and new money market accounts for individual and business customers. For the nine months ended September 30, 2026, the average balance of certificates of deposit and money market accounts increased $125 million and $28 million, respectively, from the same period last year.

       For the third quarter of 2026, the net interest margin was 4.03%, a decrease from 4.05% for the third quarter of 2025. For the nine months ended September 30, 2026, the net interest margin was 3.99%, a decrease from 4.03% for the same period last year. The decrease in the net interest margin was related to the cost of funding sources increasing at a greater pace than the yield on earning assets. Comparing the first nine months of 2026 to the first nine months of 2025, the yield on earning assets improved in relation to the growth in higher yielding loans that now comprise a larger percentage of earning assets, along with the improvement in the yield on securities. During the second half of 2025, the Company sold $36.9 million in securities for which the yield on securities sold was 1.35% and the proceeds were reinvested into securities yielding 4.52%, which has benefited interest income in 2026. Included in the yield on earning assets for the first nine months of 2025 was the recognition of a market discount on purchased loans totaling $817,000, which was not replicated during the same period in 2026. For the first nine months of 2026 versus the first nine months of 2025, the cost of funding sources increased as the composition of funding sources shifted to higher cost deposit sources, such as, certificates of deposit and money market accounts that were offered pursuant to certain promotional offerings mentioned above. These promotional deposit offerings were utilized to fund loan growth and to maintain an appropriate liquidity position. Although the net interest margin contracted, the additional growth in earning assets more than offset the decrease.

For the three months ended September 30, 2026, the provision for credit loss expense totaled $2,825,000, an increase of $1,713,000 from the same period last year. The quarterly provision for credit loss expense was primarily the result of quarter-to-date net charge-offs of $6,357,000, of which $3,284,000 was the conversion of a specific allocation on a collateral dependent loan to an automobile dealership to charge-off status and $2,818,000 was related to recording a foreclosed commercial real estate asset at fair value. This increase in reserves was partially offset by a decrease in modeled loss rates, primarily in relation to the improvement in both unemployment and GDP projections.

 For the nine months ended September 30, 2026, the provision for credit losses was $8,202,000, an increase of $5,526,000 from the same period last year. The year-to-date provision for credit loss expense was primarily the result of year-to-date net charge-offs of $6,783,000, the specific allocation of $3,278,000 on a collateral dependent loan to construct a hotel, and additional reserves required for the $52 million year-to-date increase in loan balances. Partially offsetting these increases were lower reserves due to a decrease in certain qualitative risk factors related to improved trends surrounding delinquency and net charge-offs for select portfolios, along with the reduced exposure of borrowers servicing debt as their loans adjust to a market rate. In addition, the modeled loss rates decreased in relation to the improvement in both unemployment and GDP projections since December 31, 2025. The ratio of nonperforming loans to total loans was 1.09% at September 30, 2026, compared to 1.40% at December 31, 2025, and .42% at September 30, 2025. The allowance for credit losses was 1.05% of total loans at September 30, 2026, compared to .96% at December 31, 2025, and 1.01% at September 30, 2025. The increase in the ratio of allowance for credit losses to total loans was primarily related to the specific allocation established on the commercial real estate loan for the construction of a hotel.

For the three and nine months ended September 30, 2026, noninterest income increased $1,339,000 and $1,319,000, respectively, from the same periods last year. The quarterly increase in noninterest income was largely due to the $1,219,000 decrease in loss on sale of debt securities during 2025. In the third quarter of 2025, the Company sold $11.0 million in securities that were yielding 1.32% at a loss of $1,219,000. The proceeds were reinvested into securities yielding 4.37%. For the nine months ended September 30, 2026, a gain on equity securities of $395,000 was recorded in relation to recording its Visa Class C common stock at fair value based on the conversion privilege of the Visa Class C common stock and the price of Visa Class A common stock. During the second quarter of 2026, the Company participated in an exchange offer initiated by Visa Inc., where 954 Visa Class B-1 shares were tendered by the Company in exchange for a mix of Visa Class B-3 and Class C common stock. Also contributing to higher noninterest income was interchange income earned on debit and credit cards, which increased $29,000 and $185,000 during the three and nine months ended September 30, 2026, compared to the same periods from 2025, respectively. Lastly, during the nine months ended September 30, 2026, income from bank owned life insurance increased $146,000 due to the receipt of life insurance proceeds, and electronic refund check and deposit fees decreased $676,000 due to the expiration of a tax processing agreement with a third party when compared to the same period in 2025.

For the three months ended September 30, 2026, noninterest expense totaled $12,093,000, an increase of $604,000 from the same period last year. For the nine months ended September 30, 2026, noninterest expense totaled $34,639,000, an increase of $1,283,000, or 3.8%, from the same period last year. The Company’s largest noninterest expense, salaries and employee benefits, increased $292,000 as compared to the third quarter of 2025, and increased $986,000 as compared to the first nine months of 2025. The increases were primarily related to annual merit increases and to health insurance premiums. Further contributing to higher noninterest expense was software expense, which for the three and nine months ended September 30, 2026, increased $133,000 and $339,000, respectively, from the same periods last year. The increase was primarily related to an investment in software to enhance internal processes. In addition, FDIC insurance expense increased $87,000 and $222,000, respectively, for the three and nine months ended September 30, 2026, compared to the same periods last year. The increase was related to a higher assessment base due to growth in assets and to an increase in the assessment rate in relation to higher nonperforming loans. Partially offsetting these increases was a decrease in data processing expense of $61,000 during the third quarter of 2026, and $680,000 during the first nine months of 2026, compared to the same periods from 2025. The year-to-date decrease was primarily related to the recovery of $544,000 from a vendor for a billing error for services provided over a specific time period.

The Company’s total assets at September 30, 2026 were $1.655 billion, an increase of $73 million, or 4.6%, from December 31, 2025. The increase in assets was primarily the result of a $52 million increase in total loans and a $25 million increase in balances maintained at the Federal Reserve. At September 30, 2026, total deposits increased $84 million from year end 2025, which occurred primarily within time deposits and money market accounts. At September 30, 2026, shareholders’ equity decreased $.5 million from year end 2025. This was primarily from year-to-date net income of $10.5 million, offset by cash dividends paid of $3.4 million and a decrease in accumulated other comprehensive income of $7.5 million. Based on the increase in market interest rates during 2026, the fair value of securities classified as available-for-sale decreased, which contributed to the decrease in accumulated other comprehensive income.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns The Ohio Valley Bank Company with 19 offices in Ohio and West Virginia, and Loan Central, Inc. with six consumer finance offices in Ohio. Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes, tariffs and government spending and the continuing economic uncertainty in various parts of the world; (ii) competitive pressures;  (iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; (vii) regulatory changes; and (viii) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Nine months ended
	September 30,		September, 30
	2026	2025	2026	2025
PER SHARE DATA
Earnings per share	$0.70	$0.64	$2.23	$2.47
Dividends per share	$0.25	$0.23	$0.73	$0.68
Book value per share	$36.04	$34.90	$36.04	$34.90
Dividend payout ratio (a)	35.74%	35.76%	32.69%	27.51%
Weighted average shares outstanding	4,711,001	4,711,001	4,711,001	4,711,001

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$-	$-	$206	$195
Dividends reinvested under
dividend reinvestment plan (c)	$326	$327	$970	$1,039

PERFORMANCE RATIOS
Return on average equity	7.50%	7.44%	8.14%	9.95%
Return on average assets	0.79%	0.78%	0.85%	1.03%
Net interest margin (d)	4.30%	4.05%	3.99%	4.03%
Efficiency ratio (e)	63.35%	69.70%	61.73%	65.52%
Average earning assets (in 000's)	$1,574,471	$1,443,534	$1,559,916	$1,416,815

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended		Nine months ended
(in $000's)	September 30,		September 30,
	2026	2025	2026	2025
Interest income:
Interest and fees on loans	$20,471	$18,659	$59,873	$53,338
Interest and dividends on securities	2,608	2,325	7,611	7,020
Interest on interest-bearing deposits with banks	735	563	2,283	2,028
Total interest income	23,814	21,547	69,767	62,386
Interest expense:
Deposits	7,467	6,442	22,031	18,563
Borrowings	479	508	1,582	1,551
Total interest expense	7,946	6,950	23,613	20,114
Net interest income	15,868	14,597	46,154	42,272
Provision for (recovery of) credit losses	2,825	1,112	8,202	2,676
Noninterest income:
Service charges on deposit accounts	848	823	2,367	2,266
Trust fees	88	84	269	287
Income from bank owned life insurance and
annuity assets	245	236	865	719
Mortgage banking income	38	45	113	122
Electronic refund check/deposit fees	0	1	0	676
Debit / credit card interchange income	1,446	1,417	4,030	3,845
Loss on sale of debt securities	0	(1,219)	0	(1,219)
Unrealized gains on equity securities	18	0	395	0
Tax preparation fees	3	3	653	637
Other	401	358	869	909
Total noninterest income	3,087	1,748	9,561	8,242
Noninterest expense:
Salaries and employee benefits	6,659	6,367	19,559	18,573
Occupancy	622	521	1,687	1,535
Furniture and equipment	331	346	987	1,034
Professional fees	501	515	1,440	1,515
Marketing expense	317	280	902	838
FDIC insurance	266	179	748	526
Data processing	873	934	2,148	2,828
Software	724	591	2,058	1,719
Other	1,800	1,756	5,110	4,788
Total noninterest expense	12,093	11,489	34,639	33,356
Income before income taxes	4,037	3,744	12,874	14,482
Income taxes	742	714	2,355	2,836
NET INCOME	$3,295	$3,030	$10,519	$11,646

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	September 30,	December 31,
	2026	2025
ASSETS
Cash and noninterest-bearing deposits with banks	$14,687	$14,845
Interest-bearing deposits with banks	55,348	31,052
Total cash and cash equivalents	70,035	45,897
Debt securities available for sale	245,733	253,906
Debt securities held to maturity, net of allowance for credit losses of $1 in 2026 and 2025	5,388	5,452
Equity securities	394	0
Restricted investments in bank stocks	5,147	5,258
Total loans	1,247,856	1,196,018
Less: Allowance for credit losses	(13,096)	(11,519)
Net loans	1,234,760	1,184,499
Premises and equipment, net	21,359	20,509
Premises and equipment held for sale, net	0	400
Accrued interest receivable	5,664	5,476
Goodwill	7,319	7,319
Bank owned life insurance and annuity assets	43,148	43,305
Operating lease right-of-use asset, net	1,345	923
Deferred tax assets	8,755	5,621
Other assets	6,304	4,089
Total assets	$1,655,351	$1,582,654

LIABILITIES
Noninterest-bearing deposits	$311,960	$314,131
Interest-bearing deposits	1,101,555	1,015,536
Total deposits	1,413,515	1,329,667
Other borrowed funds	31,524	44,848
Subordinated debentures	8,500	8,500
Operating lease liability	1,345	923
Allowance for credit losses on off-balance sheet commitments	713	871
Other liabilities	29,953	27,588
Total liabilities	1,485,550	1,412,397

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized;
5,490,995 shares issued)	5,491	5,491
Additional paid-in capital	52,321	52,321
Retained earnings	140,087	133,007
Accumulated other comprehensive income (loss)	(9,405)	(1,869)
Treasury stock, at cost (779,994 shares)	(18,693)	(18,693)
Total shareholders' equity	169,801	170,257
Total liabilities and shareholders' equity	$1,655,351	$1,582,654

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date: October 27, 2026	By:	/s/Larry E. Miller, II
Larry E. Miller, II Chief Executive Officer